                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT



                                                                                Settlement Date                     10/31/01
                                                                                Determination Date                  11/12/01
                                                                                Distribution Date                   11/15/01

I.      All Payments on the Contracts                                                                           2,001,987.84
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                        76,036.77
III.    Repurchased Contracts                                                                                           0.00
IV.     Investment Earnings on Collection Account                                                                       0.00
V.      Servicer Monthly Advances                                                                                  41,577.32
VI.     Distribution from the Reserve Account                                                                           0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                        12,324.91
VIII.   Transfers to the Pay-Ahead Account                                                                         (6,114.17)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                        0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                       -86.29

Total available amount in Collection Account                                                                   $2,125,726.38
                                                                                                              ==============



DISTRIBUTION AMOUNTS                                             Cost per $1000
--------------------------------------------                     --------------

1.   (a)  Class A-1 Note Interest Distribution                                                   0.00
     (b)  Class A-1 Note Principal Distribution                                                  0.00
          Aggregate Class A-1 Note Distribution                  0.00000000                                             0.00

2.   (a)  Class A-2 Note Interest Distribution                                                   0.00
     (b)  Class A-2 Note Principal Distribution                                                  0.00
          Aggregate Class A-2 Note Distribution                  0.00000000                                             0.00

3.   (a)  Class A-3 Note Interest Distribution                                                   0.00
     (b)  Class A-3 Note Principal Distribution                                                  0.00
          Aggregate Class A-3 Note Distribution                  0.00000000                                             0.00

4.   (a)  Class A-4 Note Interest Distribution                                                   0.00
     (b)  Class A-4 Note Principal Distribution                                                  0.00
          Aggregate Class A-4 Note Distribution                  0.00000000                                             0.00

5.   (a)  Class A-5 Note Interest Distribution                                              66,537.31
     (b)  Class A-5 Note Principal Distribution                                          1,544,046.31
          Aggregate Class A-5 Note Distribution                 54.96872423                                     1,610,583.62

6.   (a)  Class A-6 Note Interest Distribution                                             128,375.00
     (b)  Class A-6 Note Principal Distribution                                                  0.00
          Aggregate Class A-6 Note Distribution                  5.41666667                                       128,375.00

7.   (a)  Class B Note Interest Distribution                                                59,285.00
     (b)  Class B Note Principal Distribution                                                    0.00
          Aggregate Class B Note Distribution                    5.56666667                                        59,285.00

8.   (a)  Class C Note Interest Distribution                                                98,822.83
     (b)  Class C Note Principal Distribution                                                    0.00
          Aggregate Class C Note Distribution                    5.70833312                                        98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                   26,707.88
       (b)  Reimbursement of prior Monthly Advances                                         48,740.15
            Total Servicer Payment                                                                                 75,448.03

10.  Deposits to the Reserve Account                                                                              153,211.90

Total Distribution Amount from Collection Account                                                              $2,125,726.38
                                                                                                              ==============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                       77,525.22
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections            75,686.68
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                       0.00
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)            0.00
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                  153,211.90
                                                                                                              ================



                                     Page 1 of 3
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

Payahead Account distributions to Sellers

--------------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                  43.66274
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)       42.62726
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                       86.29

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                               0.00
        (b) Class A-2 Notes    @          0.06028                                                0.00
        (c) Class A-3 Notes    @            6.140%                                               0.00
        (d) Class A-4 Notes    @            6.250%                                                  0
        (e) Class A-5 Notes    @            6.420%                                          66,537.31
        (f) Class A-6 Notes    @            6.500%                                             128375
                     Aggregate Interest on Class A Notes                                                             194912.31

        (g) Class B Notes @                        0.0668                                                                59285

        (h) Class C Notes @                 0.0685                                                                    98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                      0.00
        (b) Class A-2 Notes                                                                      0.00
        (c) Class A-3 Notes                                                                      0.00
        (d) Class A-4 Notes                                                                      0.00
        (e) Class A-5 Notes                                                                      0.00
        (f) Class A-6 Notes                                                                         0

        (g) Class B Notes                                                                        0.00
                                                                 ----------------
        (h) Class C Notes                                                                        0.00


3.   Total Distribution of Interest                                  Cost per $1000
        (a) Class A-1 Notes                                            0.00000000                0.00
        (b) Class A-2 Notes                                                           0          0.00
        (c) Class A-3 Notes                                            0.00000000                0.00
        (d) Class A-4 Notes                                            0.00000000                   0
        (e) Class A-5 Notes                                            2.27089795           66,537.31
        (f) Class A-6 Notes                                            5.41666667              128375
                     Total Aggregate Interest on Class A Notes                                                      194912.31

        (g) Class B Notes                                             5.566666667                                   59,285.00

--------------------------------------------
        (h) Class C Notes                                                    5.71                                    98822.83
                                                                 ----------------




PRINCIPAL

                                                               No. of Contracts
1.   Amount of Stated Principal Collected                                                           720768.61
2.   Amount of Principal Prepayment Collected                               68.00                   797270.02
3.   Amount of Liquidated Contract                                              4             26007.68
                                                                                              --------
4.   Amount of Repurchased Contract                                             0            0.0000000

       Total Formula Principal Distribution Amount                                                               1,544,046.31

5.   Principal Balance before giving effect to                                         Pool Factor
       Principal Distribution
        (a) Class A-1 Notes                                                                  0.0000000                   0.00
        (b) Class A-2 Notes                                                                  0.0000000                   0.00
        (c) Class A-3 Notes                                                                  0.0000000                   0.00
        (d) Class A-4 Notes                                                                  0.0000000                   0.00
        (e) Class A-5 Notes                                                                  0.4244669          12,436,880.56
        (f) Class A-6 Notes                                                                                 1        23700000

        (g) Class B Notes                                                                                   1   10,650,000.00

        (h) Class C Notes                                                                                   1   17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                              0.00
        (b) Class A-2 Notes                                                                                              0.00
        (c) Class A-3 Notes                                                                                              0.00
        (d) Class A-4 Notes                                                                                              0.00
        (e) Class A-5 Notes                                                                                              0.00
        (f) Class A-6 Notes                                                                                                 0

        (g) Class B Notes                                                                                                0.00
                                                              ---------------------
        (h) Class C Notes                                                                                                0.00

7.   Principal Distribution                                        Cost per $1000
        (a) Class A-1 Notes                                          0.00000000                                          0.00
        (b) Class A-2 Notes                                          0.00000000                                          0.00
        (c) Class A-3 Notes                                          0.00000000                                          0.00
        (d) Class A-4 Notes                                          0.00000000                                          0.00
        (e) Class A-5 Notes                                         52.69782628                                  1,544,046.31
        (f) Class A-6 Notes                                                     0                                           0

        (g) Class B Notes                                                       0                                        0.00

        (h) Class C Notes                                                       0                                        0.00



                                     Page 2 of 3
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


8.   Principal Balance after giving effect to                              Pool Factor
     Principal Distribution
        (a) Class A-1 Notes                                                 0.0000000                                    0.00
        (b) Class A-2 Notes                                                 0.0000000                                    0.00
        (c) Class A-3 Notes                                                 0.0000000                                    0.00
        (d) Class A-4 Notes                                                 0.0000000                                    0.00
        (e) Class A-5 Notes                                                 0.3717691                           10,892,834.25
        (f) Class A-6 Notes                                                                                 1        23700000

        (g) Class B Notes                                                   1.0000000                           10,650,000.00
--------------------------------------------
        (h) Class C Notes                                                           1                             17312029.25





POOL  DATA
                                                                                      Aggregate
                                                                     No. of Contracts    Principal Balance
1.   Pool Stated Principal Balance as of                  37195           2,308              62,554,863.50

2.   Delinquency Information                                                                                 % Delinquent

              (a) 31-59 Days                                                45                1,223,238.73        0.019554654
              (b) 60-89 Days                                                20                   238888.09        0.003818857
              (c) 90-119 Days                                                7                  166,618.60        0.002663559
              (d) 120 Days +                                                 0                        0.00                  0
3.   Contracts Repossessed during the Due Period                             0                        0.00

                                                                                            --------------
4.   Current Repossession Inventory                                          1                   80,314.41

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables            4                   26,007.68
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                               76,036.77
       Total Aggregate Net Losses for the preceding Collection Period                                               -50029.09

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                  314283.11

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                   510                      4580226.210

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                  0.091261174

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                     112.0263681


TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                               1.072%
    (b)  Delinquency Percentage Trigger in effect ?                                               NO

2.  (a)  Average Net Loss Ratio                                          .000460322
    (b)  Net Loss Ratio Trigger in effect ?                                             NO
    (c)  Net Loss Ratio (using ending Pool Balance)                         0.000989553

    (a) Servicer Replacement Percentage                                    -0.000527227
--------------------------------------------                              -------------
    (b)  Servicer Replacement Trigger in effect ?                                       NO










MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                         26,707.88

2.   Servicer Advances                                                                                               41577.32

3.   (a)  Opening Balance of the Reserve Account                                                                    5194603.9
      (b)  Deposits to the Reserve Account                                                   153211.9
      (c)  Investment Earnings in the Reserve Account                                        12308.37
      (d)  Distribution from the Reserve Account                                            -34883.58
      (e)  Ending Balance of the Reserve Account                                                                   5325240.59

4.   Specified Reserve Account Balance                                                                             5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                   47809.45


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